Exhibit 107

CALCULATION OF FILING FEE TABLES

424(b)(5)

(Form Type)

ZYMEWORKS INC.(1)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, $0.00001 par value per share	457(o)	(3)		$150,000,000(3)	$110.20 per $1,000,000	$16,530

	Total Offering Amounts					$150,000,000(3)		$16,530

	Total Fees Previously Paid							—

	Total Fee Offsets							$16,530(4)

	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Zymeworks Inc.(5)	424(b)(5)	333-259970-01	10/21/2022		$16,530(4)	Equity	Common Shares, no par value	— (4)	$150,000,000

Fee Offset Sources	Zymeworks Inc.(5)	424(b)(5)	333-259970-01		10/21/2022						$16,530(4)

(1)

On October 13, 2022, the registrant completed a series of transactions, including a redomicile (the “Redomicile Transactions”). Following the closing of the Redomicile Transactions, the registrant became the successor issuer to Zymeworks BC Inc. (“Legacy Zymeworks”) pursuant to 13g-3(a) under the Securities Exchange Act of 1934, as amended. On October 13, 2022, the registrant filed Post-Effective Amendment No. 1 to Form S-3 assuming the Registration Statement on Form S-3 (File No. 333-259970) initially filed by Legacy Zymeworks on October 1, 2021 (the “Registration Statement”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, there are also being registered an indeterminable number of additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. In accordance with Rules 456(b) and 457(r) of the Securities Act, as amended, Legacy Zymeworks initially deferred payment of all the registration fee for Registration Statement No. 333-259970 filed by Legacy Zymeworks on October 1, 2021.

(4)

The Company previously registered the issuance of up to $150,000,000 shares of common stock pursuant to the Registration Statement in a prospectus supplement filed on October 21, 2022 (the “Prior Prospectus Supplement”). In connection with the filing of the Prior Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $16,530. This fee payment was partially offset by $13,905 previously paid in connection with $150,000,000 of unsold securities under the Registration Statement pursuant to a prospectus supplement filed by Legacy Zymeworks on October 1, 2021 (the “2021 Prospectus Supplement”), which in turn was offset by $13,905 previously paid in connection with $48,749,940.67 of unsold securities under Legacy Zymeworks’ Registration Statement on Form S-3 (File No. 333-228782), initially filed with the Securities and Exchange Commission on December 13, 2018, and $79,769,456 of unsold securities under Legacy Zymeworks’ Registration Statement on Form F-10 (File No. 333-224623), initially filed with the Securities and Exchange Commission on May 3, 2018, respectively. The offering under the Prior Prospectus Supplement has been terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $16,530 that has already been paid with respect to the Prior Prospectus Supplement and remains unused is hereby offset against the registration fee due for this offering.

(5)	In connection with the closing of the Redomicile Transactions, Legacy Zymeworks changed its name to “Zymeworks BC Inc.”